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                                                                       EXHIBIT 1

           IDENTIFICATION AND CLASSIFICATION OF RELEVANT SUBSIDIARIES

Relevant Subsidiary                       Item 3 Classification
-------------------                       ---------------------
Odyssey America Reinsurance Corporation            (C)
United States Fire Insurance Company               (C)
The North River Insurance Company                  (C)
Lombard General Insurance Company                  (C)
TIG Insurance Company                              (C)